Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203359

PROSPECTUS SUPPLEMENT
(To the Prospectus dated May 7, 2015)

2,731,651 Shares of Common Stock

We are offering an aggregate of up to 2,731,651 shares of our common stock at a price of $2.18 per share.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “FSNN.”  On December 4, 2015, the closing bid price of our common stock was $2.18 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$2.18	$5,955,000
Proceeds, before expenses, to us	$2.18	$5,955,000

The securities may be sold in multiple closings with the last expected to occur on or before December 15, 2015.  No placement agent or underwriter is involved in the offering.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $21,902,765, based on 9,091,299 shares of outstanding common stock and 1,423,606 shares held by affiliates, and a price of $2.8565 per share, which was the closing sales price of our common stock as quoted on the Nasdaq Stock Market on October 31, 2015. Pursuant to General Instruction I.B.6, the aggregate value of securities sold by or on behalf of us during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, may not exceed one-third of the aggregate market value of our common stock held by non-affiliates so long as our public float remains below $75.0 million. We have sold no securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to, and including, the date of this prospectus supplement.

The date of this prospectus supplement is December 8, 2015.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Risk Factors	3
About this Prospectus	3
Where You Can Find More Information	4
Information Incorporated by Reference	4
Cautionary Statement on Forward Looking Information	5
About Fusion	6
Use of Proceeds	7
The Securities We May Offer	7
Description of Capital Stock	8
Description of Debt Securities	11
Description of Warrants	18
Description of Units	21
Plan of Distribution	22
Certain Provisions of Delaware Law and Fusion’s Certificate of Incorporation and Bylaws	24
Validity of the Securities	26
Experts	26
Limitation of Liability and SEC Position on Indemnification for Securities Act Liabilities	26

2

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 10, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-203359) utilizing a shelf registration or continuous offering process, which registration statement, as amended, was declared effective on May 7, 2015. Under this shelf registration process, we may, from time to time, sell up to $100,000,000 worth of our common stock, preferred stock, debt securities, warrants and/or units.  As of the date of this prospectus supplement, we have sold no securities thereunder.

This document consists of two parts.  The first part, this prospectus supplement, describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” of this prospectus supplement, before investing in our securities.

In this prospectus supplement, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,” and “our” are references to Fusion Telecommunications International, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “expect,” “would,” “could,” “anticipate,” “intend,” “plan,” “estimate”, “predict”, “continue” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Please see the discussion of risks and uncertainties under “Risk Factors” below, and contained in our most recent annual report on Form 10-K, as may be revised or supplemented by our subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We offer a comprehensive suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium and large businesses, and offers domestic and international voice services to communications carriers worldwide.  Our advanced, proprietary cloud services platforms, as well as our state-of-the art switching systems, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.  We currently operate our business in two distinct business segments: Business Services and Carrier Services.

In the Business Services segment, Fusion is focused on becoming our business customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud.  Our core Business Services products and services include cloud voice and unified communications, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency.  Our cloud computing and IaaS solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered.  Complemented by SaaS solutions such as storage, security and business continuity, our advanced cloud offerings allow our larger enterprise customers to experience the increased efficiencies and agility delivered by the cloud.  Fusion’s cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity.

Through our Carrier Services segment, Fusion has agreements with approximately 270 carrier customers and vendors, and sells its voice services to other communications service providers throughout the world.  Customers include U.S.-based carriers sending voice traffic to international destinations, and foreign carriers sending primarily VoIP traffic to the U.S. and internationally.  We also purchase domestic and international voice services from many of our Carrier Services customers.  Our carrier-grade network, advanced switching platform and interconnections with global carriers on six continents also reduces the cost of global voice traffic and expands service delivery capabilities for our Business Services segment.

We manage our business segments based on gross profit and gross margin, which represents net revenue less the cost of revenue, and on net profitability after excluding certain non-cash and non-recurring items.  The majority of our operations, engineering, information systems and support personnel are assigned to either the Business Services or Carrier Services business segment for segment reporting purposes.

We are pursuing a three-tiered growth strategy: developing specialized solutions for key vertical markets (such as legal and healthcare), targeting cloud services companies for acquisition, and accelerating organic growth.  Our continuing effort to deliver advanced cloud solutions to larger companies with more complex requirements is supported by our proprietary cloud solutions platform that allows us to rapidly respond to large enterprise needs for customized or enhanced solutions.  We also intend to continue to develop vertically oriented solutions to expand our revenue opportunities and further differentiate our service suite, with current efforts directed primarily to healthcare, legal, hospitality and real estate.  We intend to acquire additional cloud services companies that can further expand our customer base, allow us to introduce additional cloud products and services, and gain scale.  Our strategy to organically grow our Business Services revenue includes securing large strategic distribution partners, increasing our direct as well as indirect channel sales efforts, upselling solutions to our existing base and leveraging our management, Board of Directors and stockholder relationship network.

 We are seeking to capitalize on the rapid growth of the worldwide cloud services market, which Gartner, in its January 2014 forecast estimated to be a $155 billion market, with a five year CAGR of 16.9%, reaching $244 billion in 2017.  We are leveraging strategic partnerships with integrated solution providers to complement our existing cloud technology and network services platform in order to rapidly expand and scale our cloud services portfolio, moving beyond an initial focus on cloud communications to embrace opportunities to grow in the cloud computing and managed cloud solutions market.  We believe that our strategic partnerships will allow us to scale more rapidly and offer a broader range of cloud services targeted to large enterprises in our chosen vertical markets, which demand specialized solutions and applications.  We anticipate that our strategic partnerships will relieve us of costly development efforts while increasing distribution and extending sales and technical support capabilities for a real time-to-market advantage.

Network

We operate a robust and reliable carrier-grade network and infrastructure that delivers high quality, diverse and secure connections to our cloud services.  Our Managed Network Services, Internet Access, Ethernet, MPLS and Cloud Voice solutions can be provided either on-net leveraging our own extensive network, or off-net using the networks of our carrier partners, for truly diverse and redundant connections.   Our Carrier Services and Business Services network operations centers are manned 24 hours per day, 7 days per week and employ state-of-the-art monitoring and alert systems that are designed to ensure quality of service and a proactive response to potential customer service issues.

Our carrier-class network employs digitized, packet-switched service platforms capable of interfacing with most Internet protocols, as well as with TDM or circuit-switched systems, and provides the flexibility necessary to seamlessly transport our customers’ voice and data traffic throughout the United States and the world.  Internet access is delivered through dedicated and redundant high-speed interconnections to all major Internet backbones.

Our network is characterized by its low cost of deployment and low recurring costs.  It has been constructed to meet actual, rather than speculative, customer demand with on-net and off-net connections to provide ubiquitous access, delivering maximum cost efficiency without sacrificing quality. This robust network allows us to provide diverse and redundant network connections with seamless automatic failover.   Our major points of presence include New York City, Newark, Philadelphia, Boston, Atlanta, Miami, Chicago, Dallas, Los Angeles, Washington, D.C., San Jose, and Little Ferry, N.J.

Key elements of our network include a Dialogic (Veraz) Control Switch, an internally-developed proprietary cloud communications platform, a BroadSoft cloud communications services platform; Cisco media gateways, routers and switches, and GenBand (formerly Nextone), Acme Packet and Sonus communications services platforms.  These redundant network elements are interconnected via a dedicated fiber-based gigabit Ethernet backbone.  Most network elements are based on software applications that execute entirely on off-the-shelf servers and are built for easy and rapid deployment and scalability, as well as security and reliability.  During 2014, the Company also deployed a Global Convergence Solutions routing and rating management solution to improve routing, rating and invoicing capabilities, facilitate cost savings through overhead reduction and drive efficiencies in route management.

Fusion’s centralized network elements are housed in carrier-grade switching facilities located in secure carrier buildings that house many other carriers and are interconnected to other major carrier buildings.  These locations allow for cost-effective and rapid interconnection and capacity expansion to carrier customers, as well as major enterprise customers. Fusion believes its selected locations and equipment choices provide the platform required to support its envisioned growth and will allow it to quickly embrace emerging technologies as they become commercially available and viable.

Proprietary Cloud Services Platform

Our proprietary cloud services platform was designed and developed by our own team of experienced programmers over many years using advanced, yet proven technology.  This proprietary platform is scalable, flexible and secure, delivering an integrated portfolio of cloud-based communications services that enable businesses of every size to increase productivity and efficiency while controlling costs.  Information management, hardware, network and infrastructure are centralized off-premise, hosted and managed by us, allowing customers to rapidly adjust to fluctuating and unpredictable service demands, drive efficiencies in staff and space, and eliminate the need for costly technology upgrades.  The architecture of our proprietary platform has been designed to allow for the seamless integration of additional cloud-based applications, whether or not developed by Fusion.  Not subject to third party end user licensing fees or technology release constraints, Fusion’s proprietary platform allows faster, easier, more cost-effective introduction of new, business-critical applications, delivering a unique feature set engineered to quickly respond to customer demands and market requirements. We differentiate ourselves from our competitors by combining our robust carrier-grade network services to enable secure connections to the cloud, delivering true diversity and a fully integrated solution for maximum efficiency and cost savings.

Our proprietary platform has been designed using advanced technologies and best of breed equipment and provides for geographical diversity and redundancy.  The platform has been designed for scalability as well as resiliency, and can be easily expanded to accommodate any required number of connections and customers. Platform solutions are location and device neutral, serving multi as well as single locations nationwide, connecting users to customers and other employees on desktops, laptops, handsets, tablets and mobile phones, wherever they may be.  The platform is currently deployed in two diverse tier 1 carrier data centers, and such platform has a fully functional, redundant system whose databases are constantly in sync.  Thus, should one of the data centers be hit with a catastrophic event, customers should experience no interruption of service.  The result is to ensure a reliable and consistent uptime, which is crucial for delivering mission critical solutions.

Developed with experienced in-house programmers, the platform requires no ongoing licensing fees for individual seats or SIP sessions, giving Fusion a competitive advantage against many other service providers.  Written in current programming languages and utilizing existing technologies, the system enjoys efficiencies and capabilities not found in older legacy type platforms.

Strategy

Our acquisitions and improved financial performance are important milestones in our strategic roadmap as we work to become the industry’s leading and most successful cloud services provider.  Our plans for growth are supported by an experienced and tested management team and dedicated staff, our advanced cloud services platforms, and leading edge systems and infrastructure.  We believe we are well positioned to continue to execute on our strategy to organically grow our revenue from the Business Services segment, develop vertically oriented solutions and acquire additional cloud services companies.

We intend to grow organically through direct as well as indirect channel sales efforts; by securing large strategic distribution partners to extend our geographic and vertical market reach; through the up-sale and cross-sale of services to our existing customer base; and by leveraging management, Board and shareholder relationships to help penetrate larger enterprises.

We intend to increasingly focus our sales and marketing efforts on developing vertically oriented solutions for targeted markets that require the kind of specialized solutions made possible by our state-of-the-art network and advanced services platforms.  Our vertically oriented solutions, with an initial focus on healthcare, legal services, hospitality and real estate, offer a substantial opportunity to gain market share.   We intend to accelerate the growth of our Business Services segment with the goal of increasing the portion of our total revenue derived from this higher margin and more stable segment.

We also intend to build on the success of our past acquisition transactions through additional acquisitions of cloud services companies.  We believe that the experience gained in integrating people, products, systems, platforms and customers positions us well to advance our growth.  We will continue to look to acquire companies that can expand our customer base and distribution capability, add additional cloud-based products and services and help us increase the scale of our operations.

In addition to lowering the underlying costs of termination, we believe that our Carrier Services business supports the growth of the Business Services segment by providing enhanced service offerings for business customers and by strengthening its relationships with major service providers throughout the world. We intend to manage our Carrier Services business segment through leveraging technology and systems improvements, enhancing product stability through stronger bi-lateral vendor relationships, and increasing sales to non-traditional carriers such as cable television providers, Internet search engine companies, and large IP telephone companies.  We believe the revenue streams from such entities will be more predictable and will offer better margins than the revenues from traditional domestic and international carriers.

Corporate History and Information

We are a Delaware corporation formed on September 17, 1997.  Our principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170.  Our telephone number is (212) 201-2400.   Our website address is http://www.fusionconnect.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us pursuant to this prospectus supplement	2,731,651 shares of common stock.

Share price	$2.18 per share.

Common stock to be outstanding after this offering	11,822,950 shares of our common stock, assuming all shares offered hereby are sold.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-17.

Dividend policy	We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Nasdaq National Market listing	Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “FSNN.”

Risk factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock to be outstanding immediately after this offering is based on 9,091,299 shares outstanding as of December 4, 2015, and does not include, as of that date:

●	3,011,760 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants with a weighted average exercise price of $6.14 per share;
●	1,093,209 shares of our common stock subject to outstanding options with a weighted average exercise price of $6.90 per share;
●	209,411 shares of our common stock reserved for issuance in connection with future awards under our equity incentive plans; and
●	3,992,471 shares of our common stock that have been reserved for issuance upon conversion of outstanding shares of our preferred stock with a weighted average conversion price of $7.10 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below, together with the other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference.  If any of these risks actually occurs, our business, business prospects, financial condition, results of operations and cash flows could be seriously harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.   Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to Our Business

We have a history of operating losses, and net losses. There can be no assurance that we will ever achieve profitability or have sufficient funds to execute our business strategy.

At December 31, 2014 and 2013, we had working capital of $2.1 million and $1.8 million, respectively, and stockholders’ equity of $13.3 million and $7.0 million, respectively.  At October 31, 2015 we had working capital deficit of $1,026,428.  Although we have reduced our operating losses, we continued to sustain losses from operations and for the years ended December 31, 2014 and 2013, we incurred net losses applicable to common stockholders of $4.3 million and $5.5 million, respectively.  In addition, we did not generate positive cash flow from operations for the year ended December 31, 2013, and our cash flows from operations for the year ended December 31, 2014 was not sufficient to support our capital expenditure requirements and other obligations in 2014.  We may not be able to generate profits in the future and may not be able to support our operations or otherwise establish a return on invested capital.  In addition, we may not have sufficient funds to execute our business strategy, requiring us to raise additional funds from the capital markets or other sources, resulting in further dilution of our common stock.  These losses, among other things, have had and may continue to have an adverse effect on our working capital, total assets and stockholders’ equity.

Our recent acquisitions do not provide assurance that the acquired operations will be accretive to our earnings or otherwise improve our results of operations.

Acquisitions, such as our recent acquisition of the assets of RootAxcess on September 30, 2015 and our acquisitions of PingTone Communications on October 31, 2014 and acquisition of assets and customers from Broadvox in December 2013, involve the integration of previously separate businesses into a common enterprise in which it is envisioned that synergistic operations and economies of scale will result in improved financial performance.  However, realization of these envisioned results are subject to numerous risks and uncertainties, including but not limited to:

●	Diversion of management time and attention from daily operations;

●	Difficulties integrating the acquired business, technologies and personnel into our business;

●	Potential loss of key employees, key contractual relationships or key customers of the acquired businesses; and

●	In the case of a stock acquisition, exposure to unforeseen liabilities of the acquired businesses.

Even though our acquisitions of the assets of RootAxess, PingTone Communications, Network Billing Systems LLC and certain assets of Broadvox have been consummated, there is no assurance that these acquisitions will be or will continue to be accretive to our earnings or otherwise improve our results of operations.

Failure to comply with the financial and other covenants contained in our senior debt agreements is an event of default under these agreements.

Our acquisitions of the assets of RootAxcess and Broadvox and the stock of PingTone Communications and Network Billing Systems were financed primarily through the issuance of debt in the aggregate principal amount of $47.5 million.  The terms of the senior debt facilities contain a number of affirmative and negative covenants, including but not limited to, restrictions on paying subordinated indebtedness, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries.   We are also required to comply with various financial covenants, including leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization.  Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerated demand for repayment of our outstanding indebtedness. We do not have the financial resources to repay our senior indebtedness if the maturity date is accelerated.

If we are unable to successfully manage the integration of our acquisitions, we may not benefit from our acquisition strategy.

As part of our growth strategy, we seek to continue to growth through acquisitions.  We may not be successful in integrating newly acquired companies into our day-to-day operations for a number of reasons, including our inability to (a) retain the skilled managerial, technical, and sales personnel of acquired companies; (b) retain the customers of acquired companies; (c) integrate the services offered by acquired companies with our existing services to achieve a single package of service offerings; (d) establish and maintain uniform standards, controls, policies and procedures throughout our acquired companies; or (e) devote the management time required to successfully integrate acquired businesses.

Our business is capital intensive, and we do not currently generate sufficient revenues to offset our operating expenses.  If we are unable to obtain additional funding if and when required, we may have to significantly curtail or possibly terminate some of our operations.

We may require future capital in order to continue to fund our operating expenses and to otherwise execute our business plan and growth strategy.  If we are unable to obtain the required funding or generate revenue sufficient to sustain our operations, we could be forced to significantly curtail or suspend our operations, including laying-off employees, selling assets and other measures. Additional capital may not be available to us when needed or on terms that are acceptable to us, or at all.

We have historically funded our working capital requirements through the sale of our equity securities.  The sale of equity securities to fund operations is dilutive to our existing stockholders.  The terms of our senior debt limit our ability to utilize cash flows generated from our Business Services business segment to fund the Company’s other operations, including corporate overhead expenses.  In the event we are unable to substantially increase our revenues to fund our operating expenses, we may be required to continue to fund operations through additional sales of our equity securities.  Historically, limited cash resources have restricted our Carrier Services business segment’s ability to purchase termination capacity on shorter payment terms than the terms under which it is able to sell to our customers.  Should this trend continue, it could limit our ability to grow our revenues and/or margins, or limit our ability to achieve our revenue and/or margin targets in this segment.

If we are unable to manage our growth or implement our expansion strategy, we may increase our costs without increasing our revenues.

We may not be able to expand our product offerings, customer base and markets, or implement the other features of our business strategy at the rate, or to the extent, planned.  Our growth has, and our projected growth will continue to, place a significant strain on our administrative, operational, and financial resources and may increase our costs.  If we are unable to successfully manage our future growth, continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, we may not be able to maximize revenues or achieve profitability.

Our ability to grow our business is dependent upon market developments and traffic patterns, which may lead us to make expenditures that do not result in increased revenues.

Our purchase of network equipment and software will be based in part upon our expectations concerning future revenue growth and market developments.  As we continue to expand our network, we will be required to make significant additional capital expenditures, including the purchase of additional network equipment and software.  To a lesser extent, our fixed costs will also increase from the ownership and maintenance of a greater amount of network equipment including our switching systems, gateways, routers and other related systems.  If our traffic volume were to decrease, or fail to increase to the extent expected or necessary to make efficient use of our network, our costs as a percentage of revenues would increase significantly.

Changes in technology and service offerings could affect the ability of our Business Services segment to compete in the marketplace for cloud communications services.

Our Business Services segment is subject to rapid and significant changes in technology, particularly in the emerging areas of cloud voice, cloud connectivity, cloud storage and cloud computing.  Our industry has evolved significantly in these areas over the past few years, and is expected to continue to evolve.  Emerging technologies could lead to the development of newer, more convenient, more cost-effective or otherwise more attractive services.  In addition, the preferences and requirements of business customers continue to change rapidly.  Our ability to retain current customers and attract new customers may be highly dependent on whether we choose the technologies that will ultimately have the greatest customer acceptance, are able to adopt these new technologies and offer competitive new services when appropriate, or can compete successfully against other service providers that use these new technologies, many of whom are larger or possess greater financial or technical resources than we do.  The development, introduction and marketing of such new services in response to new technologies or new customer demands may require us to increase our capital expenditures significantly. In addition, new technologies may be protected by patents or other intellectual property laws and therefore may only be available to our competitors and not to us.

Some of our services are dependent upon multiple service platforms, network elements, and back-office systems that are reliant on third party providers.

We have deployed back-office systems and services platforms that enable us to offer our customers a wide-array of services and features. Sophisticated back office information and processing systems are vital to our growth and our ability to monitor costs, invoice customers, provision client orders, and achieve operating efficiencies.  Some of these systems are dependent upon license agreements with third party vendors.  These third party vendors may cancel or refuse to renew some of these agreements, and the cancellation or non-renewal of these agreements may harm our ability to invoice customers and provide services efficiently.

Our business could be materially and adversely affected in the event of accusations of infringement of third-party intellectual rights.

There has been substantial litigation in the areas in which we operate regarding intellectual property rights and recently we were sued by a third party alleging that a company which we sold in 2008 infringed their intellectual property rights.  Regardless of the merits, the current lawsuit as well as future accusations and lawsuits concerning claims of infringement or misuse of another party’s proprietary rights may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution may have a material adverse effect on our business, results of operations, financial condition and cash flows.

If we were found to be infringing on the intellectual property rights of any third party, we could be subject to liability for such infringement, which could be material.  We could also be prohibited from selling certain services or required to redesign certain services, each of which could have a material adverse effect on our business and results of operations.  These and other outcomes may result in the loss of a substantial number of existing customers or prevent our acquisition of new customers; cause us to pay license fees for intellectual property we are found to have infringed; cause our costs to increase; materially and adversely affect our brand in the marketplace and cause a substantial loss of good will; and cause us to cease certain services or offering certain features.

We rely upon certain proprietary rights in our technology, systems and business processes.  If our protection of these rights were to be compromised, it could negatively affect our ability to compete or to achieve our projected business and financial results.

Our ability to compete depends in part upon our proprietary rights in our technology, systems and business processes.  In general, our technology is based on the integration and use of publicly available hardware components, and is therefore afforded little protection under existing patent law.  Some of our software and systems, while developed by us, are generally not unique in such a manner as to allow protection under existing patent law.  As a result, we generally rely on a combination of contractual restrictions and the general protection afforded by copyright, trademark and trade secret laws to establish and protect our proprietary rights.  Such limited protection could prove insufficient to protect our proprietary rights and thereby subject us to increased competition or impact the business or financial results of our operations.

It is the Company’s policy to require employees, consultants and, when warranted, certain customers and vendors to execute confidentiality agreements upon the commencement of their relationships with us.  These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except under certain specific circumstances.  If such policies were to prove ineffective in protecting our confidential information, our business or financial performance could be negatively impacted.

The U.S. Patent and Trademark Office has granted Fusion federal registration for three trademarks, and Federal registration of those trademarks will be effective for as long as we continue to use them and renew their registrations.  We are also planning to register additional trademarks and other intellectual property rights, although there can be no assurance that our effort to register these trademarks will be successful.  Fusion generally does not register any of its copyrights with the U.S. Copyright Office, but relies on the protection afforded to such copyrights by the U.S. Copyright Act, which provides protection to authors of original works whether published or unpublished and whether registered or unregistered.

Breaches in our network security systems may hurt our ability to deliver services and our reputation and result in liability.

We could lose clients or expose ourselves to liability if there are any breaches to our network security systems that jeopardize or result in the loss of confidential information stored in our computer systems.  Since our inception, we have experienced two known breaches of network security, which resulted in a temporary failure of certain network operations, but did not result in any losses of confidential customer information or material financial losses.  However, a future network security breach could harm our ability to deliver certain services, damage our reputation or subject us to liability.

Our revenue growth is dependent upon our ability to build new distribution relationships and to bring on new customers, for which there can be no assurance.

Our ability to grow through efficient and cost effective deployment of our cloud services is in part dependent upon our ability to identify and contract with local, regional and national entities that will assist in the distribution of our services.  If we are unable to identify, contract or maintain such distribution relationships, or if the efforts of these agents are not successful, we may not grow the customer base or achieve the revenues currently envisioned and our results of operations will be adversely impacted.

We are dependent upon our ability to obtain the necessary regulatory approvals and licenses to enter new domestic and international markets in which such approvals are required.  Such approvals may or may not occur as planned and could be delayed.

Our entry into new domestic and international markets may in certain cases rely upon our ability to obtain licenses or other approvals to operate in those markets, our ability to establish good working relationships with the relevant telecommunications regulatory authorities in those jurisdictions or our ability to interconnect to the local telephone networks in those markets.  If we are not able to obtain the necessary licenses, approvals or interconnections, our ability to enter into new markets may be delayed or prevented.

The cloud services industry is highly competitive and we may be unable to compete effectively.

The cloud services industry is highly competitive, rapidly evolving and subject to constant technological change.   In addition, many of our current cloud services competitors are significantly larger and have substantially greater market presence; greater financial, technical, operational and marketing resources; and more experience.  In the event that such a competitor expends significant sales and marketing resources in one or several markets where we compete with them, we may not be able to compete successfully in those markets.  We also believe that competition will continue to increase, placing downward pressure on prices.  Such pressure could adversely affect our gross margins if we are not able to reduce our costs commensurate with the price reductions of our competitors.  In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide the same or similar services offered or proposed to be offered by us.  If our competitors were to provide better and more cost effective services than ours, we may not be able to increase our revenues or capture any significant market share.

Industry consolidation could make it more difficult for us to compete.

Companies offering cloud voice, cloud connectivity and other cloud services are, in some circumstances, consolidating.  We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, technical, sales and marketing resources, or with larger client bases, more extended networks or more established relationships with vendors and distributors.  If we were to experience such heightened competitive pressures, there is a risk that our revenues may not grow as expected and the value of our common stock could decline.

Our ability to provide services is often dependent on our suppliers and other service providers who may not prove to be effective.

A majority of the voice calls made by our clients are connected through other communication carriers, which provide us with transmission capacity through a variety of arrangements.  Our ability to terminate voice traffic in our targeted markets is an important component of our ongoing operations.  If we do not secure or maintain operating and termination arrangements, our ability to increase services to our existing markets, and gain entry into new markets, will be limited.  Therefore, our ability to maintain and expand our business is dependent, in part, upon our ability to maintain satisfactory relationships with other domestic carriers, Internet service providers, international carriers, fiber optic cable providers and other service providers, many of which are our competitors, and upon our ability to obtain their services on a cost effective basis. In addition, if a carrier with whom we interconnect does not carry the traffic routed to it, or does not provide the required capacity, we may be forced to route our traffic to, or buy capacity from, a different carrier on less advantageous terms, which could reduce our profit margins or degrade our network service quality. In the event network service quality is degraded, it may result in a loss of customers. To the extent that any of these carriers with whom we interconnect raise their rates, change their pricing structure or reduce the amount of capacity they will make available to us, our revenues and profitability may be adversely affected.

We rely on third party equipment suppliers who may not be able to provide us the equipment necessary to deliver the services that we seek to provide.

We are dependent on third party equipment suppliers for equipment, software and hardware components, including Cisco, Genband, BroadSoft, Dialogic (Veraz), Acme Packet, Sonus and Global Convergence Solutions.  If these suppliers fail to continue product development and research and development or fail to deliver quality products or support services on a timely basis, or if we are unable to develop alternative sources of supply if and as required, it could result in an inability to deliver the services that we currently provide or intend to provide, and our financial condition and results of operations may be adversely affected.

Our Carrier Services business relies on the cooperation of other international carriers and incumbent service providers, who may not always cooperate with us in our attempts to serve a specific country or market.

In some cases, the growth of our Carrier Services business requires the cooperation of other international carriers and/or the incumbent service provider in order to provide services to or from specific countries or markets.  In the event the incumbent, or another in-country international carrier, does not cooperate with us or support us in our efforts to serve that country, our ability to provide service to or from that country may be delayed, or the costs to provide service might increase due to our being forced to use another more expensive carrier.  If we are unable to develop and maintain successful relationships with other international carriers and incumbent operators, our ability to cost-effectively service an important market could be adversely affected.

The effects of natural disasters such as Hurricane Sandy or other events over which we have no control could significantly disrupt our operations and could have a material adverse impact on our business.

Our Carrier Services operations were impacted by Hurricane Sandy in the Northeast region of the United States in late October of 2012.  The severe weather conditions directly affected the ability of many of our customers and vendors to connect to us.  As a result, we did not generate the same levels of revenues and gross profit that we believe we would have generated absent these abnormal conditions.  Any future disruptions to the operation of our network, including acts of war, terrorism or other force majeure, could have a material adverse impact on our liquidity, financial condition and results of operations.  Although we do carry business interruption insurance, we cannot assure you that our losses in the event of a natural disaster or other force majeure event would be completely covered by insurance.

Our Carrier Services revenue performance is subject to both internal and external influences, which have negatively impacted our revenues and may continue to do so in the future.

During 2014 and 2013, revenue derived from our Carrier Services business segment was negatively impacted not only by seasonal and economic market fluctuations, but also by a general decline in the overall market for international communications as a result of current economic conditions.  We were also adversely affected in 2014 by network capacity limitations and issues encountered with a new switch deployed in support of our Carrier Services business.  We anticipate that these revenue growth constraints will be eased as the hardware and software upgrades to our network are fully implemented, however there is no assurance that we will be successful in our efforts to increase revenues and margin contribution in this business segment.

Because we do business on an international level, we are subject to an increased risk of tariffs, sanctions and other uncertainties that may hurt our revenues.

There are certain risks inherent in doing business internationally, especially in emerging markets, such as unexpected changes in regulatory requirements, the imposition of tariffs or sanctions, licenses, customs, duties, other trade barriers, political risks, currency devaluations, high inflation, corporate law requirements and civil unrest. Many of the economies of these emerging markets we seek to enter are weak and volatile. We may not be able to mitigate the effect of inflation on our operations in these countries by price increases, even over the long-term. Also, deregulation of the communications markets in developing countries may or may not continue. Incumbent service providers, trade unions and others may resist legislation directed toward deregulation and may resist allowing us to interconnect to their networks. The legal systems in emerging markets also frequently have insufficient experience with commercial transactions between private parties, therefore we may not be able to protect or enforce our rights in some emerging market countries. Governments and regulations may change, thus impacting the availability of new licenses or the cancellation or suspension of existing operating licenses. The instability of the laws and regulations applicable to our businesses, as well as their interpretation and enforcement, could materially impact our business in those countries and adversely affect our financial condition or results of operations.

The regulatory treatment of VoIP outside the United States varies from country to country.  Some countries are considering subjecting VoIP services to the regulations applied to traditional telephone companies and they may assert that we are required to register as a telecommunications carrier in that country or impose other more onerous regulations.  In such cases, our failure to register could subject us to fines, penalties or forfeiture of our right to do business in that country.  Regulatory developments such as these could have a material adverse effect on our ability to grow our international operations.

Additional taxation and government regulation of the cloud communications industry may slow our growth, resulting in decreased demand for our products and services and increased costs of doing business.

As a result of changes in regulatory policy, we could be forced to pay additional taxes on the products and services we provide. We structure our operations and our pricing based on assumptions about various domestic and international tax laws, tax treaties and other relevant laws.  Taxation authorities or other regulatory authorities might not reach the same conclusions about taxation that we have reached in formulating our assumptions.  We could suffer adverse tax and other financial consequences if our assumptions about these matters are incorrect or the relevant laws are changed or modified.

In the U.S. our products and services are subject to varying degrees of federal, state and local regulation, including regulation by the Federal Communications Commission and various state public utility commissions.  We may also be subject to similar regulation by foreign governments and their telecommunications and/or regulatory agencies.  While these regulatory agencies grant us the authority to operate our business, they typically exercise minimal control over our services and pricing.  However, they do require the filing of various reports, compliance with public safety and consumer protection standards, and the payment of certain regulatory fees and assessments.

We cannot assure you that the applicable U.S. and foreign regulatory agencies will grant us the required authority to operate, will allow us to maintain existing authority so we can continue to operate or will refrain from taking action against us if we are found to have provided services without obtaining the necessary authority. Similarly, if our pricing and/or terms and conditions of service are not properly filed or updated with the applicable agencies, or if we are otherwise not fully compliant with the rules of the various regulatory agencies, regulators or other third parties could challenge our actions and we could be subject to forfeiture of our authority to provide service, or to penalties, fines, fees or other costs.  We have in the past been delinquent in certain filing and reporting obligations including, but not limited to, filings with the Federal Communications Commission and Universal Service Administrative Company.   However, we have worked with these various federal and state regulatory agencies to complete the outstanding filings and have resolved the outstanding payment issues.

In addition to new regulations being adopted, existing laws may be applied to the Internet, which could hinder our growth.

New and existing laws may cover issues that include: sales and other taxes; user privacy; pricing controls; characteristics and quality of products and services; consumer protection; cross-border commerce; copyright, trademark and patent infringement; and other claims based on the nature and content of Internet materials.  Changes to existing regulations or the adoption of new regulations could delay growth in demand for our products and services and limit the growth of our revenue.

If we do not retain our executive officers and senior management, or if we do not continue to attract and retain qualified personnel and independent sales agents, our ability to execute our business plan could be adversely affected.

Our existing executive officers and senior management have extensive experience in the communications industry, as well as many years of working together as an integrated management team directing our day-to-day operations.  As a result, we are dependent on those individuals and the loss of the services of one or more of these individuals could impair our ability to execute our strategy or achieve our business and financial objectives.

We have entered into an employment agreement with Matthew Rosen, our Chief Executive Officer.  We do not have written employment agreements with any of our other executive officers.

We face competition for qualified personnel, including management, technical, financial and sales personnel.  We also rely on independent sales agents to market and sell our services.  If we are unable to attract and retain experienced and motivated personnel, including independent sales agents, the growth of our business or the effectiveness of our day-to-day operations may be impacted and we may not be able to grow our customer base or to achieve our business or financial objectives.

Risks Related to Ownership of our Common Stock

We are unlikely to pay cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  We intend to retain any future earnings to finance our operations and expand our business and therefore do not expect to pay any cash dividends in the foreseeable future.  Holders of our outstanding preferred stock are entitled to receive dividends prior to the payment of any dividends on our common stock. The payment of dividends is also subject to provisions of Delaware law prohibiting the payment of dividends except out of surplus and certain other limitations, as well as the provisions contained in our senior lending agreement.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us.  In addition, the stock market is subject to extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

In addition, the market price of our common stock may fluctuate significantly in response to a number of other factors, many of which are beyond our control, including but not limited to the following:

●	Ability to obtain securities analyst coverage
●	Changes in securities analysts’ recommendations or estimates of our financial performance
●	Changes in the market valuations of companies similar to us
●	Announcements by us or our competitors of significant contracts, new offerings, acquisitions, commercial relationships, joint ventures, or capital commitments
●	Failure to meet analysts’ expectations regarding financial performance

Furthermore, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation.  A securities class action lawsuit against us, regardless of its merit, could result in substantial costs and divert the attention of our management from other business concerns, which in turn could harm our business.

Our common stock may become subject to the “penny stock” rules of the SEC, which will make transactions in our shares cumbersome and may reduce the value of an investment in our shares.

For so long as the trading price of our common stock is less than $5.00 per share, our common stock may be considered a "penny stock," and in such event trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

To date, we have not been considered a “penny stock” due to an exemption from Rule 15g-9 for companies with average annual audited revenues for the prior three years of in excess of $6,000,000 per year.  However, should the exclusions from the definition of a “penny stock” change, or should our annual revenues fall dramatically, we may become subject to rules applicable to “penny stocks” and the market for our shares may be adversely affected.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights in favor of our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our restated certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our Company and stockholders to the maximum extent permitted under Delaware corporate law.  Our by-laws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and stockholders.

The use of our equity to fund operations is dilutive to stockholders and, depending upon the market price for our shares at the time of issuance, we may be required to issue shares at depressed prices.

Historically, we have funded our working capital requirements through the sale of our equity.  The use of our equity to fund operations is dilutive to the equity ownership of our securities by our existing stockholders.  Unless we are able to generate substantial revenues to fund our operating expenses, we may be required to continue to fund operations through the sale of our equity.  Moreover, the dilutive effect on our stockholders of the issuance of new equity shares is directly impacted by the market price for our shares at the time of issuance.  If we are required to issue shares at a time when the market price for our shares is depressed, we will issue more shares than if the market price was higher, and the dilutive effect on our stockholders will be greater.

The issuance of our common stock upon the exercise of options or warrants or the conversion of outstanding convertible securities may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock.

As of December 4, 2015, there were 9,091,299 common shares outstanding and approximately 3,992,471 shares reserved for issuance upon conversion of outstanding preferred stock, 3,011,760 shares reserved for the exercise of outstanding warrants and 1,093,209 shares reserved for the exercise of outstanding stock options.  The issuance of our common shares upon the exercise of stock options or warrants, or conversion of preferred stock, will increase the number of our publicly traded shares, which could depress the market price of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our common stock.  Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock.  By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We could use preferred stock to fund operations or resist takeovers, and the issuance of preferred stock may cause additional dilution.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, of which 5,045 shares of Series A-1, A-2 and A-4 Preferred Stock are currently issued and outstanding, and 19,123 shares of our Series B-2 Preferred Stock are currently issued and outstanding.  Our certificate of incorporation gives our board of directors the authority to issue preferred stock without the further approval of our stockholders.  We may issue additional shares of preferred stock to raise money to finance our operations.  We may authorize the issuance of the preferred stock in one or more series. In addition, we may set the terms of preferred stock, including:

●	Dividend and liquidation preferences
●	Voting rights
●	Conversion privileges
●	Redemption terms
●	Other privileges and rights of the shares of each authorized series

The issuance of large blocks of our preferred stock could possibly have a dilutive effect to our existing stockholders.  It can also negatively impact our existing stockholders’ liquidation preferences.  In addition, while we include preferred stock in our capitalization to improve our financial flexibility, we could possibly issue our preferred stock to friendly third parties to preserve control by present management.  This could occur if we become subject to a hostile takeover that could ultimately benefit our stockholders and us.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operations.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering and issued upon exercise of any of the warrants, will be freely tradable without restriction or further registration under the Securities Act. In addition, as of December 4, 2015, an aggregate of 5,085,680 shares of our common stock are issuable upon exercise of outstanding options and warrants.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future fundraising transactions.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, whether in public offerings or private placements, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, assuming the sale of all 2,731,651 shares offered hereby, and after deducting estimated offering expenses payable by us, will be approximately $5,910,000 million.  We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 8 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We are offering the shares of common stock directly to the “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act by means of this prospectus supplement. We may sell the securities in one or more closings expected to occur on or before December 15, 2015. Assuming all securities offered hereby are sold, we will issue 2,731,651 shares of common stock to the investors and we will receive funds in the amount of the aggregate purchase price of $5,955,000.

We first entered into a securities purchase agreement on December 2, 2015 with investors relating to the sale of our securities under this prospectus supplement. We expect to enter into additional securities purchase agreements with other investors. Our obligation to issue any securities to the investors is subject to the conditions set forth in the securities purchase agreement, which may be waived by us in our discretion. The investors’ obligation to purchase the securities is subject to conditions set forth in the securities purchase agreement as well, which also may be waived.

The shares of securities are being offered directly to the investors without a placement agent, underwriter, broker or dealer. The expenses of this offering payable by us are estimated to be approximately $45,000.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Steven I. Weinberger, P.A., Boca Raton, Florida.

EXPERTS

The consolidated balance sheet of Fusion Telecommunications International, Inc. as of December 31, 2014, and the related consolidated statement of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 30, 2015;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, filed with the SEC on April 30, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 13, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 16, 2015;

●	our Current Reports on Form 8-K filed with the SEC on April 2, August 8, September 3, October 6, and November 10, 2015;

●	our definitive proxy statement on Schedule 14A for the 2015 Annual Meeting of Stockholders filed with the SEC on November 20, 2015; and

●
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014, as well as the description of our common stock set forth under the caption “Description of Securities” in our Registration of Form S-1, as amended (Registration No. 333-195659) which was originally filed with the SEC on May 2, 2014 (which description is incorporated by reference into the description of our common stock set forth in the our Form 8-A), and any other amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Fusion Telecommunications International, Inc., 420 Lexington Avenue, Suite 1718, New York, New York 10170, (212) 201-2400.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell from time to time up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units.   We may also offer common stock upon conversion of preferred stock, common stock or preferred stock upon conversion of debt securities, or common stock, preferred stock or debt securities upon the exercise of warrants.   The specific terms of these offerings and securities will be set forth in one or more supplements to this prospectus.  We will bear all expenses of registration incurred in connection with these offerings.  This prospectus provides a general description of the securities.

We may offer and sell the securities directly to or through one or more underwriters, dealers, agents, or directly to purchasers, or through any combination of these methods.   If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section in this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.   The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

    This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities we are offering and the specific manner in which we will offer the securities.  The prospectus supplement may add to, update or change the information in this prospectus.  You should tread this prospectus and any prospectus supplement carefully before you invest in our securities.  This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning at page 3 of this prospectus and in documents that we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference, and the risks we describe in any accompanying supplement, for factors you should consider before buying our securities.

Our common stock is currently quoted on The Nasdaq Capital Market and trades under the symbol “FSNN.” On March 27, 2015, the closing price for our common stock on The Nasdaq Capital Market was $4.472 per share.

As of March 27, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $27,943,533, based on 7,435,028 shares of outstanding common stock, of which approximately 1,186,474 shares were held by affiliates, and a price of $4.472 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12- month period held by non-affiliates so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2015.

TABLE OF CONTENTS

Risk Factors	3
About this Prospectus	3
Where You Can Find More Information	4
Information Incorporated by Reference	4
Cautionary Statement on Forward Looking Information	5
About Fusion	6
Use of Proceeds	7
The Securities We May Offer	7
Description of Capital Stock	8
Description of Debt Securities	11
Description of Warrants	18
Description of Units	21
Plan of Distribution	22
Certain Provisions of Delaware Law and Fusion’s Certificate of Incorporation and Bylaws	24
Validity of the Securities	26
Experts	26
Limitation of Liability and SEC Position on Indemnification for Securities Act Liabilities	26

As permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus.  You may read the registration statement and the other reports filed by us with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”  Before investing in our securities, you should read this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the additional information describe under “Where You Can Find More Information” and “Information Incorporated by Reference.”

RISK FACTORS

Investing in our securities involves risk.  Before making an investment decision, you should carefully consider the risks and other information that we include or incorporate by reference into this prospectus and any prospectus supplement.  In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent filings with the SEC, which are incorporated by reference into this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.  If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline and you might lose all or part of your investment.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, “Fusion,” the “Company,” “we,” “us,”  and “our” are references to Fusion Telecommunications International, Inc. and its consolidated subsidiaries.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process.  Under the shelf registration or continuous offering process, we may offer, from time to time, the securities described in this prospectus with a total offering price of up to $100,000,000.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period held by non-affiliates so long as our public float remains below $75.0 million.

This prospectus provides you with a general description of the securities we may offer.   Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the securities being offered.  A prospectus supplement may also add, update or change information contained in this prospectus.   If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you must rely on the information in the prospectus supplement.   Please carefully read both this prospectus and the related prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, and we take no responsibility for any other information that others may give you.  This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, the securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these filings, as well as the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

            We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  We maintain a web site at http://www.fusionconnect.com.   The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.  These documents contain important information about us and our financial condition, business and results.

We specifically incorporate by reference into this prospectus the documents listed below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 31, 2015;

•	Our Definitive Proxy Statement filed with the SEC on October 17, 2014;

•
The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014 (the “Form 8-A”), as well as the description of our common stock set forth under the caption “Description of Securities” in our Registration Statement on Form S-1, as amended (Registration No. 333-195659), which was originally filed with the SEC on May 2, 2014 (which is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

We incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering; provided, however, that we are not incorporating by reference any information furnished (but not filed) under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, and corresponding information furnished under Item 9.01 as an exhibit thereto.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated into this prospectus by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

We make available, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of the documents referred to herein that are summarized in this prospectus.  Such requests should be directed to:

Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Attention:   Investor Relations
Telephone Number: (212) 201-2400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

These filings can also be obtained through the SEC as described above or, with respects to certain of these documents, at our web site at www.fusionconnect.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Certain statements contained in this prospectus regarding the Company’s business and operations may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements in this prospectus, other than statements of historical fact, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as growth, future capital expenditures, sales, business strategy and other similar matters are forward-looking statements.  In some cases you can identify forward looking statements by terminology such as “may,” “expect,” “would,” “could,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” or “continue” or the negative of these terms or other similar expression or phrases.  These statements are only predictions.   Actual events or results may differ materially.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements.  We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.  You are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including without limitation, the disclosures made in our Annual Report on Form 10-K for the year ended December 31, 2014 under the caption “Risk Factors.”  Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to:

●	our ability to develop and market new products and services that meet customer demands and generate acceptable margins;
●	our ability to negotiate and enter into acceptable contract terms with our suppliers;
●	our ability to attract and retain qualified management and other personnel;
●	competition in the industry in which we do business;
●	failure of the third-party communications networks on which we depend;
●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;
●	our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service;
●	our ability to obtain capital to grow our business;
●	technological developments and changes in the industry;
●	our ability to complete acquisitions and to integrate any business or operation acquired; and
●	general economic conditions.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.  These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.  For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ABOUT FUSION

Fusion, either directly or through its various subsidiaries, offers a comprehensive suite of cloud communications, cloud connectivity, cloud computing, and managed cloud-based applications solutions to small, medium and large businesses, and offers domestic and international voice services to communications carriers worldwide.  Our advanced, proprietary cloud services platforms, as well as our state-of-the art switching systems, enable the integration of leading edge solutions in the cloud, increasing customer collaboration and productivity by seamlessly connecting employees, partners, customers and vendors.  We currently operate our business in two distinct business segments: Business Services and Carrier Services.

In the Business Services segment, we are focused on becoming our customers’ single source for leveraging the increasing power of the cloud, providing a robust package of what we believe to be the essential services that form the foundation for their successful migration to, and efficient use of, the cloud.  Our core Business Services products and services include cloud voice and unified communications, improving communication and collaboration on virtually any device, virtually anywhere, and cloud connectivity services, securely and reliably connecting customers to the cloud with managed network solutions that are designed to increase quality and optimize network efficiency.  Our cloud computing and Infrastructure as a Service solutions are designed to provide our larger enterprise customers with a platform on which additional cloud services can be layered.  Complemented by Software as a Service solutions such as storage, security and business continuity, our advanced cloud offerings allow our larger enterprise customers to experience the increased efficiencies and agility delivered by the cloud.  Our cloud-based services are flexible, scalable and rapidly deployed, reducing our customers’ cost of ownership while increasing their productivity.

Through our Carrier Services segment, Fusion has agreements with approximately 270 carrier customers and vendors, and sells its voice services to other communications service providers throughout the world.  Customers include U.S.-based carriers sending voice traffic to international destinations, and foreign carriers sending primarily voice over IP (“VoIP”) traffic to the U.S. and internationally.  We also purchase domestic and international voice services from many of our Carrier Services customers.  Our carrier-grade network, advanced switching platform and interconnections with global carriers on six continents also reduces the cost of global voice traffic and expands service delivery capabilities for our Business Services segment.

Although we believe that the Carrier Services business segment continues to be of significant value to our long term strategy, our growth strategy is focused primarily on the higher margin Business Services business segment and marketing to small and mid-sized businesses, as well as larger enterprises, using both our direct and partner distribution channels.  This strategy has resulted in an increasing percentage of the Company’s total revenues being contributed by the Business Services business segment, which we believe complements the Company’s Carrier Services business segment by providing higher margins and a more stable customer base.

Fusion was incorporated in Delaware on September 17, 1997.  Our principal executive offices are located at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and our telephone number is (212) 201-2400.  We maintain a website a website at http://fusionconnect.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities pursuant to this prospectus for general corporate purposes, which may include, among other things, funding future acquisitions, capital expenditures and working capital.   Pending such use, we may temporarily invest net proceeds in short-term, interest bearing, investment grade securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in a prospectus supplement, the terms of the securities may differ from the terms summarized below.  The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock;
● ●	debt securities warrants; or
●	units.

  If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are currently authorized under our certificate of incorporation to issue 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.   As of March 27, 2015, there were:

●	7,435,028 shares of common stock outstanding; and

●	an aggregate of 5,045 shares of Series A-1, A-2 and A-4 preferred stock outstanding; and

●	22,838 shares of Series B-2 preferred stock outstanding.

The following summary of the rights of our common stock and our preferred stock (including our Series A preferred stock and Series B preferred stock).  It does not purport to be complete.  For more detailed information about the terms of our capital stock, please see our amended and restated certificate of incorporation, including the certificate of designations for each of the Series A-1, A-2, A-4 and B-2 preferred stock, and our bylaws.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.  Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions associated with our common stock.   We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.  To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted. The rights, preferences and privileges of our common stock are subject to the rights, preferences and privileges of holders of our issued and outstanding preferred stock, as described below.

Preferred Stock

Pursuant to our restated certificate of incorporation, our board of directors is authorized, without further approval of our stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 10,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences.

The rights of the holders of our common stock and Series A and Series B preferred stock (with the prior approval of the holders of a majority of the issued and outstanding shares of Series A and Series B preferred stock) will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.  Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than our common stock, Series A preferred stock and Series B preferred stock and with the rights that could adversely affect the voting power or other rights of holders of our common stock, Series A preferred stock and Series B preferred stock.    Prior to the issuance of shares of each series of undesignated preferred stock, our board of directors is required by the Delaware General Corporations Law and our amended and restated certificate of incorporation to adopt resolutions and to file a certificate of designations with the Secretary of State Delaware fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.  If such new series of preferred stock has the rights that are senior or equal to those of the Series A and Series B preferred stock with respect to dividends or liquidation proceeds, then the terms of such new series must be approved by holders of a majority of the issued and outstanding shares of Series A and Series B preferred. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of Fusion.

Series B-2 Convertible preferred stock

Between December 31, 2013 and January 31, 2014 we issued an aggregate of 22,838 shares of Series B-2 cumulative convertible preferred stock (the “Series B-2 preferred stock”). Each share of Series B-2 preferred stock has a stated value of $1,000; and is senior to all of the Series A preferred stock and common stock of the Company currently authorized for issuance.

Each share of Series B-2 preferred stock is convertible into shares of our common stock at a conversion price of $5.00 per share, subject to adjustment.  Subject to the other terms of the Series B-2 preferred stock, the Series B-2 preferred stock sold to the investors is convertible into an aggregate of 4,567,600 shares of our common stock.  In conjunction with the issuance of the Series B-2 preferred stock, we also issued warrants to purchase an aggregate of 1,461,632 shares of our common stock at an exercise price of $6.25 per share, as adjusted for stock splits, combinations and reclassifications.  These warrants may be exercised for five (5) years from the date of issuance.  A registration statement was filed with, and declared effective by, the SEC registering the resale of the shares of our common stock issuable upon exercise of these warrants.

 Commencing January 1, 2016, we have the right to force the conversion of the Series B-2 preferred stock into common stock at a price of $5.00 per share; provided that the volume weighted average price of our common stock is at least $12.50 for ten (10) consecutive trading days.  In addition, shares of our Series B-2 preferred stock bear a cumulative 6% annual dividend payable quarterly in arrears from March 31, 2014, in cash or shares of common stock, at our option.

Series A Preferred Stock

We have also issued shares of Series A preferred stock in four designated classes, as follows:

Designation	Number of Shares Authorized	Number of Shares Outstanding	Conversion Price
A-1	3,875	2,375	$83.50
A-2	3,375	2,625	$41.50
A-3	700	0	$41.50
A-4	45	45	$39.50

Each “A” series of preferred stock (the “Series A preferred stock”) has a stated value of $1,000 per share and is entitled to cumulative dividends on the outstanding stated value of the preferred stock at the rate of eight percent (8%) per annum, payable in arrears, when and if declared by our board, in cash or, in certain instances, in shares of our common stock. Upon a liquidation of Fusion, and after the payment of all amounts due to creditors and senior preferred stock holders, the holders of Series A preferred stock are entitled to a liquidation preference equal to the greater of the stated value of the preferred stock and the amount the holders would have received had they converted their Series A preferred stock into common stock prior to liquidation.

Each share of Series A preferred stock may be converted (a) by the registered holder into shares of our common stock at the conversion price set forth in the above table, subject to adjustment, and (b) by us, in the event our common stock trades at an average price of at least 220% of the applicable conversion price over a ninety (90) day period.

The consent of holders of a majority of each class of our Series A preferred stock is required in order to (a) amend our certificate of incorporation or bylaws to change any of the rights, preferences or privileges of the preferred stock to reduce the dividend rate, reduce the liquidation preference or make the Series A preferred stock redeemable, (b) permit any subsidiary to issue or sell any of its securities (except to Fusion or a wholly-owned subsidiary) or sell any of their respective assets, other than at arms’ length at fair market value, or (c) increase or decrease the number of shares of each class of our Series A preferred stock. The consent of holders of each class of Series A preferred stock was obtained in connection with the creation and sale of the Series B-2 preferred stock.

Common Stock Purchase Warrants

We have, from time to time, issued common stock purchase warrants, primarily in connection with prior offerings of our equity securities and our senior debt. The following table provides information concerning our outstanding common stock purchase warrants:

Event Requiring Issuance	Total Number of Shares Issuable upon Exercise of Warrants	Term of Warrant	Expiration Date	Per Share Exercise Price (subject to adjustment)
Offering of Series B-2 preferred stock	1,461,632	5 Years	December 31, 2018 and January 24, 2019	$6.25
July 2013 Offering of common stock and warrants	188,536	5 Years	Various dates through October 12, 2018	$5.45-$8.50
March 2013 Offering of common stock and warrants	314,037	5 Years	Various dates through July 18, 2018	$4.25-$5.50
October 2012 Offering of Series B-1 preferred stock	501,378	5 Years	October 22, and October 24, 2017	$6.85-$7.60
Senior lenders warrants	728,333	10 Years	October 29, 2022 and December 31, 2023	$0.50
Other warrants	925,741	5-7.5 Years	Various dates through June 30, 2017	$4.50-$10.50

Stock Options

As of March 31, 2015, we have reserved 1,302,620 shares of our common stock for issuance under our equity compensation plans and upon exercise of outstanding stock options.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of Fusion’s Certificate of Incorporation and Bylaws—Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law” for a description of provisions of our restated certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

 Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “FSNN”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Continental Stock Transfer & Trust Co., New York, New York.  Its address and telephone number are 17 Battery Place, New York, New York 10004 and (212) 509-4000, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities we may issue from time to time pursuant to this prospectus.  When we offer debt securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a debt security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.”  An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended.  The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default.  There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default.”  Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each debt security and are qualified in their entirety by reference to the related indenture and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  The summary descriptions of the indenture contained in this prospectus are derived from an indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.  Any actual indenture we enter into will likely be different from such form of indenture.  We urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

If any debt securities we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);
●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	the date or dates on which principal will be payable;
●
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
●
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
●
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
●
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;
●
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

●
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of, or in exchange for, other securities described in this prospectus.  Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The indenture may provide that any debt securities proposed to be sold pursuant to this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.”  The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder.   At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting.  In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee.  If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

 Conversion and Exchange

            If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities.  These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

 Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date.  That day, often approximately two weeks in advance of the interest due date, is called the “record date.”  Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price.  The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.  Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

 Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

 No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.  The term “Event of Default” in respect of the debt securities of any series means any of the following:

●
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;
●	default in the deposit of any sinking fund payment, when and as due;
●
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or the Company and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and
●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

            No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
●
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification or Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;
●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
●	to provide for uncertificated securities in addition to or in place of certificated securities;
●	to make any change that does not adversely affect the rights of any holder of debt securities;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
●
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;
●
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
●
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

 Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

 Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the jurisdiction identified in the indenture and debt securities at the time of the transaction in which they are issued.

DESCRIPTION OF WARRANTS

            We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities.  The following description is a general summary of the terms of the warrants we may issue from time to time pursuant to this prospectus.  When we offer warrants in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply.  If any particular terms of a warrant described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The summary descriptions in this prospectus and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each warrant and are qualified in their entirety by reference to the related warrant agreement, warrant certificate and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.  We urge you to read the applicable warrant agreement and related warrant certificate, which will be filed with the SEC at the time of any offering of warrants, because they, and not this description, will define the rights of holders of such warrants.

            If any warrants we issue are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

 Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of the warrants;
●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;
●	the terms for changes or adjustments to the exercise price of the warrants;
●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
●	the dates on which the right to exercise the warrants commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	anti-dilution provisions of the warrants, if any;
●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
●	any other information we think is important about the warrants.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

 Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of the warrants;
●	the designation and terms of the debt securities purchasable upon exercise of the warrants;
●	the terms for changes or adjustments to the exercise price of the warrants;
●	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
●	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
●	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
●	information relating to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
●	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

 Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

 We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent; and if we do so, each unit agent will be a bank or trust company that we select and we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

 The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete version of any unit agreement containing the terms of the units that we may enter into. Specific unit agreements, if any, will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus that we enter into.

 If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

 Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;
●	directly to investors, including our affiliates and stockholders, or in a rights offering;
●	through agents; or
●	through any combination of any of these methods of sale.

We may sell the securities from time to time:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the times of sale;
●	in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise;
●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we sell securities covered by this prospectus, we will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, and we may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell unsubscribed securities to third parties.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may designate agents to sell the securities. Unless otherwise specified in connection with any particular sale of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement or free writing prospectus will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to a prospectus supplement will be listed for trading on The Nasdaq Capital Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" or "Plan of Distribution" in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

CERTAIN PROVISIONS OF DELAWARE LAW AND FUSION’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-takeover Provisions

Our restated certificate of incorporation, our bylaws and the Delaware General Corporation Law contain provisions that could delay or make more difficult an acquisition of control of the Company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our Company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our certificate of incorporation, bylaws and Delaware General Corporate Law that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our restated certificate of incorporation and bylaws, forms of each of which are include as exhibits to the registration statement of which this prospectus forms a part.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing or by electronic transmission. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws provide that there is no right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Undesignated Preferred Stock

The ability of our board of directors, without further action by the stockholders, to issue shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

 Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Certificate of Incorporation and Bylaws

Our restated certificate of incorporation gives both the directors and the stockholders the power to power to adopt, alter or repeal our bylaws. Any adoption, alteration, amendment, change or repeal of the bylaws requires an affirmative vote by a majority of our outstanding stock. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, unless the resolution of the stockholders adopting such by-laws expressly reserves to the stockholders the right to amend or repeal it. Any proposal to amend, alter, change or repeal any provision of our restated certificate of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Delaware Statutory Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder;

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves either the business combination or the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

●
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding the shares owned by our officers and directors and the shares contained in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

VALIDITY OF THE SECURITIES

Steven I. Weinberger, P.A., Boca Raton, Florida, will pass upon certain legal matters relating to the issuance and sale of the securities.   Additional legal matters may be passed upon for us, or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheet of Fusion Telecommunications International, Inc. as of December 31, 2014, and the related consolidated statement of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by this reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Fusion Telecommunications International, Inc. as of December 31, 2013, and the related consolidated statement of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2013, have been audited by Rothstein Kass, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.   Such financial statements are incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LIMITATION OF LIABILITY AND SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation contains certain provisions permitted under Delaware law relating to liability of directors.  The provisions eliminate director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.  These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders.  We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.